EXHIBIT 99.1

For Immediate Release

Contact: Harvey Grossblatt, President

Universal Security Instruments, Inc.

410-363-3000, Ext. 224

or

Don Hunt, Jeff Lambert

Lambert, Edwards & Associates, Inc.

616-233-0500

Universal Security Instruments, Inc. Announces Notice of

Noncompliance with NYSE MKT Continued Listing Standards

 OWINGS MILLS, MD, July 17, 2015 – Universal Security Instruments, Inc. (NYSE MKT: UUU) (the “Company”) announced today that, on July 15, 2015, the Company received a letter from NYSE MKT LLC (the “Exchange”) stating that the Exchange has determined that the Company is not in compliance with Sections 134 and 1101 of the Exchange’s Company Guide (the “Company Guide”) due to the Company’s failure to timely file its Annual Report on Form 10-K for the fiscal year ended March 31, 2015 with the Securities and Exchange Commission (the “SEC”). The letter also states that the Company’s failure to timely file its Annual Report on Form 10-K is a material violation of its listing agreement with the Exchange and, therefore, pursuant to Section 1003(d) of the Company Guide, the Exchange is authorized to suspend and, unless prompt corrective action is taken, remove the Company’s securities from the Exchange.

The Exchange has informed the Company that, in order to maintain its listing on the Exchange, the Company must, by July 29, 2015, submit a plan of compliance (the “10-K Plan”) addressing how it intends to regain compliance with Sections 134 and 1101 of the Company Guide by October 13, 2015 (the “10-K Plan Period”). If the Company’s 10-K Plan is accepted by the Exchange, then the Company will be able to continue its listing during the 10-K Plan Period, during which time the Company will be subject to periodic review to determine whether it is making progress consistent with the 10-K Plan. If the Company does not submit a Plan, or if the Company’s 10-K Plan is not accepted by the Exchange, then the Company will be subject to delisting proceedings. Furthermore, if the 10-K Plan is accepted by the Exchange, but the Company is not in compliance with the continued listing standards of the Company Guide by October 13, 2015, or if the Company does not make progress consistent with the 10-K Plan during the 10-K Plan Period, then the Exchange staff will initiate delisting proceedings as appropriate. The Company is working diligently to submit the 10-K Plan by July 29, 2015 and regain compliance with the Company Guide.

As the Company previously disclosed in its Notification of Late Filing on Form 12b-25 filed with the SEC on June 29, 2015, and in its press release furnished with its Current Report on Form 8-K filed with the SEC on July 14, 2015, the Company has delayed filing its Annual Report on Form 10-K because of unforeseen delays in the completion of the financial statements of the Company’s 50%-owned Hong Kong Joint Venture. The Company is working diligently to complete and file its Annual Report on Form 10-K with the SEC, which, as previously disclosed, the Company expects to do on or prior to July 31, 2015.

UNIVERSAL SECURITY INSTRUMENTS, INC. is a U.S.-based manufacturer (through its Hong Kong Joint Venture) and distributor of safety and security devices. Founded in 1969, the Company has a 43 year heritage of developing innovative and easy-to-install products, including smoke, fire and carbon monoxide alarms. For more information on Universal Security Instruments, visit our website at www.universalsecurity.com.

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"Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Certain matters discussed in this news release may constitute forward-looking statements within the meaning of the federal securities laws that inherently include certain risks and uncertainties.  Actual results could differ materially from those projected in or contemplated by the forward-looking statements due to a number of factors, including, among other items, our Hong Kong Joint Venture's respective ability to maintain operating profitability, currency fluctuations, the impact of current and future laws and governmental regulations affecting us and our Hong Kong Joint Venture and other factors which may be identified from time to time in our Securities and Exchange Commission filings and other public announcements.  We do not undertake and specifically disclaim any obligation to update any forward-looking statements to reflect occurrence of anticipated or unanticipated events or circumstances after the date of such statements.  We will revise our outlook from time to time and frequently will not disclose such revisions publicly.

11407 CRONHILL DRIVE, SUITE A • OWINGS MILLS, MARYLAND 21117, USA

(410) 363-3000 • www.universalsecurity.com